Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KSW, Inc.

Long Island City, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-21735, No. 333-50293 and No. 333-131692) of our report dated March 30, 2012, relating to the consolidated financial statements of KSW, Inc. appearing in this Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

New York, New York

March 30, 2012